EXHIBIT (q)(26)

POWER OF ATTORNEY

The undersigned officer of Dividend Income Portfolio, Large-Cap Growth Portfolio, Tax-Managed Growth Portfolio, Tax-Managed Mid-Cap Core Portfolio, Tax-Managed Small-Cap Growth Portfolio and Tax-Managed Small-Cap Value Portfolio, each a New York trust, (does hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr., Maureen A. Gemma and James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney, to sign for me in the capacity indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Trusts listed below, in respect of shares of beneficial interest and other documents and papers relating thereto:

Dividend Income Portfolio	Eaton Vance Mutual Funds Trust
Large-Cap Growth Portfolio	Eaton Vance Special Investment Trust
Tax-Managed Growth Portfolio	Eaton Vance Mutual Funds Trust
Eaton Vance Series Trust
Tax-Managed Mid-Cap Core Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Small-Cap Growth Portfolio	Eaton Vance Mutual Funds Trust
Tax-Managed Small-Cap Value Portfolio	Eaton Vance Mutual Funds Trust

IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

Signature	Title	Date

/s/ Michelle A. Green	Treasurer and Principal Financial and	April 23, 2007
Michelle A. Green	Accounting Officer